UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 13, 2024

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AL	New York Stock Exchange
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2024, Air Lease Corporation (the “Company”) and ALC Aircraft Financing Designated Activity Company (the “Ireland Borrower” and together with the Company, the “Borrowers”) entered into the Credit Agreement dated as of December 13, 2024 (as amended or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the several lenders from time to time party thereto (the “Lenders”) and Sumitomo Mitsui Trust Bank, Limited, New York Branch, as administrative agent (the “Administrative Agent”). The Credit Agreement provides for a $966.5 million unsecured term loan (the “Term Loan”) that matures on December 13, 2027. The Term Loan is comprised of two tranches, with the Company as the borrower for $351.5 million in commitments under Tranche A and the Ireland Borrower, a wholly owned, indirect subsidiary of the Company as the borrower for $615.0 million in commitments under Tranche B. The Company is jointly and severally liable with the Ireland Borrower for borrowings under Tranche B. The Borrowers have submitted a borrowing notice to draw the full amounts of the Term Loan commitments on December 20, 2024. The Term Loan contains an accordion feature that allows the Borrowers, at their option within six months of the closing date, to increase total commitments up to an additional $33.5 million, subject to the satisfaction of customary conditions including the agreement of lenders to provide the same.

Borrowings under the Credit Agreement accrue interest at the Term SOFR Rate (as defined in the Credit Agreement) plus a margin of 1.125% per year. The margin is subject to increase or decrease based on declines or improvements in the credit ratings for the Company’s debt. The Borrowers, at their option, may voluntarily prepay the principal of the Term Loan without penalty or premium at any time in whole or in part, subject to certain breakage costs. The Term Loan contains customary covenants and events of default consistent with the Company’s syndicated unsecured revolving credit facility.

Some of the lenders party to the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 13, 2024, among Air Lease Corporation and ALC Aircraft Financing Designated Activity Company, as Borrowers, the several lenders from time to time party thereto, and Sumitomo Mitsui Trust Bank, Limited, New York Branch, as Administrative Agent.

99.1	Air Lease Corporation Press Release dated December 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION

Date: December 18, 2024

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and Chief Financial Officer